Exhibit 5

July 17, 2012

Engility Holdings, Inc.

3750 Centerview Drive

Chantilly, Virginia 20151

Ladies and Gentlemen:

We have acted as counsel to Engility Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of up to an aggregate of 4,750,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share, consisting of 2,800,000 Shares which may be issued under the Engility Holdings, Inc. 2012 Long-Term Performance Plan, 200,000 Shares which may be issued under the Engility Holdings, Inc. 2012 Directors Stock Incentive Plan, 450,000 Shares which may be issued under the Engility Holdings, Inc. 2012 Employee Stock Purchase Plan and 1,300,000 Shares which may be issued under the Engility 2012 Master Savings Plan (collectively, the “Plans”).

We have examined the Registration Statement, a form of the share certificate and the Plans. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon issuance and delivery in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP